UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Scheid Vineyards Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SCHEID VINEYARDS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2005

To the Stockholders of
Scheid Vineyards Inc.

You are invited to attend the Annual Meeting of Stockholders of Scheid Vineyards Inc. (the “Company”), which will be held at 11:00 a.m. (Pacific Daylight Time) on June 9, 2005, at the sales office of Scheid Vineyards Inc., located at 373 Healdsburg Avenue, Healdsburg, California 95448, for the following purposes:

1.     To elect five Directors, each to serve for a one-year term; and

2.     To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2004 is enclosed herewith.

The Board of Directors has fixed the close of business on May 6, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Stockholders of record at the close of business on May 6, 2005 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 305 Hilltown Road, Salinas, California 93908.

IMPORTANT:  Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting.  If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

By order of the Board of Directors

/s/ ALFRED G. SCHEID

Alfred G. Scheid

Chairman

Salinas, California
May 16, 2005

SCHEID VINEYARDS INC.

305 Hilltown Road

Salinas, California 93908

(831) 455-9990

PROXY STATEMENT

It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about May 16, 2005.

GENERAL INFORMATION

This proxy statement is furnished to stockholders of Scheid Vineyards Inc. (“SVI” or the “Company”), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company, for use only at the Annual Meeting of Stockholders of the Company to be held on June 9, 2005, at the sales office of Scheid Vineyards Inc., located at 373 Healdsburg Avenue, Healdsburg, California 95448, and any adjournments or postponements thereof (the “Annual Meeting”).

Shares may not be voted unless the appropriate signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting.  Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of SVI a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation.  Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card.  If no choice is specified, proxies will be voted “For” the persons nominated by the Board of Directors.

In addition to soliciting proxies by mail, Company officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.  The total cost of solicitation of proxies will be borne by SVI.  Although there are no formal agreements to do so, it is anticipated that SVI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

Only stockholders of record at the close of business on May 6, 2005 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. On May 6, 2005, SVI had outstanding 2,034,752 shares of Class A Common Stock and 3,068,715 shares of Class B Common Stock, which constituted all of the outstanding voting securities of SVI.  Generally, except with respect to the election or removal of Directors, the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class, with each outstanding share of Class A Common Stock on the record date entitled to one vote and each share of Class B Common Stock outstanding on the record date entitled to five votes on each matter.  With respect to matters on which the Class A Common Stock and Class B Common Stock vote together as a single class, shares representing a majority of the votes entitled to be cast in respect of the shares of Common Stock outstanding on the record date will constitute a quorum.

The holders of the Class A Common Stock, voting as a separate class, are entitled to elect two of the five Directors, and the holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining three Directors.  Directors elected by the holders of Class A Common Stock and Class B Common Stock will be voted upon from separate slates of nominees.  In the election of Directors, each share of Class A Common Stock is entitled to one vote multiplied by the number of Directors to be elected by the holders of the Class A Common Stock, and each share of Class B Common Stock is entitled to five votes multiplied by the number of Directors to be elected by the holders of the Class B Common Stock.

Directors are elected by a plurality of votes cast.  Stockholders may not cumulate their votes for any one or more nominees for election as Directors; provided, however, that under Section 2115 of the California Corporations Code (which is currently applicable to the Company), a stockholder may cumulate votes in the election of directors if the candidates’ names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate the stockholder’s votes, in which case all stockholders may cumulate their votes.  The affirmative vote of a majority of the voting power present, either in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to approve any other matters to be voted upon at the Annual Meeting.

Under the General Corporation Law of the State of Delaware: (i) shares that are subject to abstention or a broker “non-vote” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business; (ii) neither abstentions nor broker “non-votes” are counted for purposes of the election of Directors; (iii) abstentions in any other matter to be voted upon at the Annual Meeting will be considered to be present but not voting, and thus will have the effect of a “No” vote; and (iv) a broker “non-vote” in any other matter to be voted upon at the Annual Meeting will be considered to be not present and not entitled to vote on such matter, and thus will not be considered in the tabulation of votes on such matter.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal or matter, and so notifies the Company, because the nominee does not have discretionary voting power with respect to that proposal or matter and has not received voting instructions from the beneficial owner.

Alfred G. Scheid, Scott D. Scheid, Heidi M. Scheid, each an executive officer and Director of the Company, and Kurt J. Gollnick, an executive officer of the Company, and certain members of their respective families, beneficially own 3,068,715 shares of the Company’s Class B Common Stock, which, as of May 6, 2005, represents 100% of the voting power of the Class B Common Stock and 88.3% of the combined voting power of the Class A and Class B Common Stock when such classes vote together as a single class.  The holders of the Class B Common Stock intend to vote all shares held by them in favor of the persons nominated by the Board of Directors as the slate for election by the holders of the Class B Common Stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Information Concerning the Nominees

The Company’s Certificate of Incorporation provides that the holders of the Class A Common Stock, voting as a separate class, are entitled to elect 25% of the authorized number of Directors, rounded up to the nearest whole number, and that the holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors.  The Board of Directors is currently composed of five members, thereby entitling the holders of the Class A Common Stock and Class B Common Stock to elect two and three Directors, respectively.  The Board of Directors has nominated the incumbent Directors to be elected for a term expiring at the 2006 Annual Meeting of Stockholders, and until, in each case, such person’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal.  Biographical information concerning the nominees is set forth under the caption “Directors and Executive Officers” below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of Common Stock.

The Board of Directors has divided the nominees into two slates, one for election by the holders of the Class A Common Stock and the other for election by the holders of the Class B Common Stock.  Only holders of the specified class of Common Stock may vote on the respective slates of nominees for Directors. The slates are as follows:

For Election by the Holders of Class A Common Stock	For Election by the Holders of Class B Common Stock
John L. Crary	Alfred G. Scheid
Robert P. Hartzell	Scott D. Scheid
Heidi M. Scheid

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected.  However, should any nominee named herein become unable or unwilling to accept nomination or election, the persons named as proxies will vote instead for such other person as the Board of Directors may recommend.

The Board of Directors unanimously recommends a vote “For” the election of the above-named nominees as Directors.

Directors and Executive Officers

The following sets forth certain information as of May 6, 2005 with regard to each of the Directors, including the nominees to be elected at this meeting, and executive officers of the Company.

Name

	Age

		Primary Occupation
Alfred G. Scheid(1)	73	Chairman of the Board of Directors of the Company
Scott D. Scheid	45	President, Chief Executive Officer and Director of the Company
Heidi M. Scheid	41	Senior Vice President, Treasurer, Secretary and Director of the Company
Kurt J. Gollnick	46	Senior Vice President and Chief Operating Officer of the Company
Michael S. Thomsen	43	Chief Financial Officer of the Company
John L. Crary(1)(2)	50	President of Crary Enterprises LLC
Robert P. Hartzell(1)(2)	71	Owner and operator of Harmony Vineyards

(1)           Member of the Compensation Committee.

(2)           Member of the Audit Committee.

Alfred G. Scheid, the Company’s Chairman of the Board, was one of the founders of the Company in 1972 and served continuously as its Chief Executive Officer until December 31, 2001.  Mr. Scheid has been engaged full-time in the business of SVI since 1988, when he became the sole owner of the Company. Mr. Scheid is a founder of the California Association of Winegrape Growers, a trade association that represents the interests of California wine grape producers, and has served as its chairman.  He is also a founder of Monterey County Vintners and Growers Association, a trade association composed primarily of wine grape and wine producers.  Mr. Scheid is a graduate of the Harvard Graduate School of Business, and is the father of Scott D. Scheid and Heidi M. Scheid.

Scott D. Scheid, President and Chief Executive Officer of the Company, has continuously served as a Director since 1997.  Mr. Scheid was named the Company’s Chief Executive Officer on January 1, 2002. Previously, Mr. Scheid served as the Company’s Chief Operating Officer.  Mr. Scheid joined the Company in 1986 as Vice President and has been engaged full-time in the business of the Company since that time. Prior to joining SVI, he was employed as an options trader with E.F. Hutton & Company Inc.  Mr. Scheid is a director and serves on the executive committee of the California Association of Winegrape Growers, and he previously has served as a director of Monterey County Vintners and Growers Association.  Mr. Scheid holds a B.A. degree in economics from Claremont Men’s College.  Scott D. Scheid is the son of Alfred G. Scheid and the brother of Heidi M. Scheid.

Heidi M. Scheid, Senior Vice President of the Company, has continuously served as the Company’s Treasurer, Secretary and a Director since 1997.  Ms. Scheid joined the Company in 1992 as Director of Planning and served as the Company’s Vice President Finance and Chief Financial Officer from 1997 to 2001.  Prior to joining SVI, she served as a senior valuation analyst at Ernst & Young, LLP.  Ms. Scheid is a director of Wine Market Council, a wine industry association aimed at expanding the American wine consumer base.  She holds an M.B.A. degree from the University of Southern California.  Heidi M. Scheid is the daughter of Alfred G. Scheid and the sister of Scott D. Scheid.

Kurt J. Gollnick became Senior Vice President and Chief Operating Officer of the Company on January 1, 2002.  Previously, Mr. Gollnick served as the Company’s Vice President Vineyard Operations. Mr. Gollnick joined SVI in 1988 as General Manager, Vineyard Operations.  For seven years prior to joining the Company, Mr. Gollnick was a vineyard manager for Thornhill Ranches of Santa Maria, California, where he managed 1,200 acres of vineyards.  He has served as a director of the California Association of Winegrape Growers, Wine Institute, and American Vineyard Foundation, and has also served as president of the Central Coast Grape Growers and Monterey County Vintners and Growers Associations.  Mr. Gollnick holds a B.S. degree in agricultural economics from the California Polytechnic State University San Luis Obispo.

Michael S. Thomsen has served as the Company’s Chief Financial Officer since March 2001. Mr Thomsen joined SVI in 1997 as Controller after working twelve years at the accounting firm of Deloitte & Touche LLP as a senior audit manager.  Mr. Thomsen is a Certified Public Accountant and has a B.A. degree in Business Economics from the University of California, Santa Barbara.

John L. Crary became a Director of the Company in 1997, and has served continuously as a Director since that time.  Currently, Mr. Crary is President of Crary Enterprises LLC, a private investment company.  Since 1988, Mr. Crary has been a corporate financial advisor and venture capital investor with early stage companies and oil and gas investments.  Previously, he was an investment banker with E.F. Hutton & Company Inc., which he joined in 1979.  He is also a director of microHelix, Inc., and Chairman of the Board of Trustees of the OCM Gold Fund.  Mr. Crary is a graduate of the University of California at Irvine and the Columbia University Graduate School of Business.

Robert P. Hartzell became a Director of the Company in 1997, and has served continuously as a Director since that time.  Mr. Hartzell is the owner of Harmony Vineyards, a producer of premium Zinfandel wine grapes near Lodi, California.  From 1978 to 1996, Mr. Hartzell was President of the California Association of Winegrape Growers.  For six years during this period, Mr. Hartzell also served on the Agricultural Policy Advisory Committee to the U.S. Secretary of Agriculture and the U.S. Trade Representative in connection with the General Agreement on Trade and Tariffs negotiations.  Mr. Hartzell has also served as Deputy Director of the California Department of Food and Agriculture.  Mr. Hartzell holds a B.S. degree from the University of California at Davis.

Officers serve at the discretion of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC.  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to executive officers, directors and greater-than-10% stockholders were complied with, except that statements of changes in beneficial ownership of securities with respect to a disposition by Alfred G. Scheid of 7,000 shares of Class A Common Stock and 5,000 shares by Scott D. Scheid were not timely filed.  In addition, statements of changes in beneficial ownership of securities with respect to the acquisition of Class A Common Shares through the conversion of Class B Common Shares by Alfred G. Scheid in the amount of 7,000 shares, Scott D. Scheid in the amount of 55,000 shares, Heidi M. Scheid in the amount of 20,000 shares, and Kurt J. Gollnick in the amount of 20,000 shares, were not timely filed.  Corrective filings have since been made.

Report of the Audit Committee

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. Management of the Company is responsible for SVI’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent accountants, Moss Adams LLP (“Moss Adams”).  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams.  The Audit Committee also discussed with Moss Adams the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee has received written disclosures and the letter from Moss Adams required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report of Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

The Audit Committee consists of two directors each of whom, in the judgment of the Board of Directors, is an “independent director” as defined by the Nasdaq Stock Market and Securities and Exchange Commission.  The Audit Committee acts pursuant to the Audit Committee Charter that has been adopted by the Board of Directors, a copy of which can be found on the Company’s website at www.scheidvineyards.com.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John L. Crary, Chairman
Robert P. Hartzell

Audit and Non-Audit Fees

The Company’s independent public accountants for the fiscal year ended December 31, 2004 were Moss Adams, LLP (“Moss Adams”), which firm is expected to be appointed by the Audit Committee to serve in such capacity for the current year.  Moss Adams replaced Deloitte & Touche LLP (“Deloitte”) as the Company’s independent accountants during the year ended December 31, 2004.

On September 10, 2004, the Company dismissed Deloitte as the Company’s independent registered public accounting firm. The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.  The decision to change accountants was approved by the Audit Committee of the Company.  The Company did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the year ended December 31, 2004 and 2003, the Audit Committee approved in advance all audit and non-audit services provided by Moss Adams and Deloitte.

For the year ended December 31, 2004, fees for services provided by Moss Adams were as follows:

Audit Fees:  Audit fees billed to the Company in connection with Moss Adams’ audit of the Company’s annual consolidated financial statements for the year ended December 31, 2004, and review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the year ended December 31, 2004 totaled $79,000.

Financial Information Systems Design and Implementation Fees:  The Company did not engage Moss Adams to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2004.

For the years ended December 31, 2004 and 2003, fees for services provided by Deloitte were as follows:

Audit Fees:  Audit fees billed to the Company in connection with Deloitte’s audit of the Company’s annual consolidated financial statements for the year ended December 31, 2003, and review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the years ended December 31, 2004 and 2003 totaled $20,500 and $100,575, respectively.

Financial Information Systems Design and Implementation Fees:  The Company did not engage Deloitte to provide advice to the Company regarding financial information systems design and implementation during the years ended December 31, 2004 and 2003.

All Other Fees:  During the year ended December 31, 2003, the Company was billed $2,175 by Deloitte for the review of its corporate income tax returns.  The Audit Committee determined that the provision of non-audit services by Deloitte is compatible with maintaining Deloitte’s independence.

Board of Directors, Committees and Compensation

Directors are elected to serve a one-year term and until their successors are duly elected and qualified.  The Company currently pays each non-employee Director an annual fee of $7,500 and meeting fees at the rate of $500 for each Board meeting attended in person and reimburses such Director for all expenses incurred by him in his capacity as a Director of the Company.   No fees are paid for participation in telephonic meetings of the Board of Directors or its committees or actions taken in writing.

Under the Company’s 1997 Stock Option/Stock Issuance Plan (the “Plan”), each individual who was serving as a non-employee Director on the date the underwriting agreement for the Company’s initial public offering was executed (July 24, 1997) received an option grant on such date for 10,000 shares of Class A Common Stock, provided such individual had not been in the prior employ of the Company.  Such option grants were made to each of Messrs. Crary and Hartzell. Each individual who first becomes a non-employee Director in the future will receive a 10,000-share option grant of Class A Common Stock on the date such individual joins the Board, provided that such individual has not been in the prior employ of the Company and has not previously received an option grant from the Company in his or her capacity as a non-employee Director.  In addition, at each Annual Meeting of Stockholders, each non-employee Director with at least six months’ service who is to continue to serve as a non-employee Director after the Annual Meeting receives an additional option grant to purchase 2,500 shares of Class A Common Stock, whether or not such individual has been in the prior employ of the Company.

Each automatic option grant to a non-employee Director has or will have a term of 10 years, subject to earlier termination following the optionee’s cessation of Board service and, to date, have been granted at exercise prices equal to the market price on the date of grant.  The initial 10,000-share option grant becomes or will become exercisable in a series of four successive equal annual installments, subject to the optionee’s continued Board service.  Each additional 2,500-share option grant becomes or will become exercisable upon the optionee’s completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company, or (ii) the death or disability of the optionee while serving as a Director.

The Board of Directors has appointed an Audit Committee and a Compensation Committee.

The Audit Committee is comprised, and was comprised during 2004, of the two independent members of the Board of Directors, Messrs. Crary and Hartzell, and operates under a written charter adopted by the Board of Directors.  The function of the Audit Committee is to provide oversight of the financial management and financial reporting process of the Company, and recommend to the Board of Directors the selection of the Company’s independent accountants.  The Audit Committee held four meetings in 2004.  The Board of Directors has determined that Mr. Crary is qualified as an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission.

The Compensation Committee is comprised, and was comprised during 2004, of Messrs. Crary, Hartzell and Alfred G. Scheid.  The Company’s Compensation Committee establishes and reviews salary, bonus and other forms of compensation for officers of the Company, provides recommendations to the Board of Directors for the salaries and incentive compensation of the employees and consultants of the Company, reviews training and human resources policies, and makes recommendations to the Board of Directors regarding such matters.  The Compensation Committee held one meeting in 2004.

The Company has no nominating committee or committee performing similar functions.  Should the Board of Directors need additional members, or need to replace a member, the Board of Directors will elect a nominating committee consisting of the then independent members of the Board of Directors.  Recommendations for potential new members of the Board of Directors would be submitted by existing members of the Board of Directors, Company management, or from any stockholder recommendations.

The Board of Directors held four meetings in 2004.  Each Director attended at least 75% of the total number of the meetings held of the Board of Directors and each committee thereof on which such Director served during the fiscal year ended December 31, 2004.  Board members are required to attend the Company’s annual meeting.  All five members of the Board of Directors attended the prior year’s Annual Meeting.

The Company has an informal process for security holders to send communications to the Board of Directors.  If a security holder wishes to communicate with the Board of Directors, they may contact the Company’s Chief Financial Officer who gathers such information for presentation to the Board of Directors in anticipation of scheduled Board of Directors meetings.  Such inquiries should be directed in writing to Scheid Vineyards Inc., 305 Hilltown Road, Salinas, California 93908; Attention: Chief Financial Officer.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors.  A copy of the Code of Business Conduct and Ethics is available without charge on request.  Requests should be directed in writing to Scheid Vineyards Inc., 305 Hilltown Road, Salinas, California 93908; Attention: Chief Financial Officer.  In addition, the Code of Business Conduct and Ethics is available on the Company’s website at www.scheidvineyards.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of May 6, 2005, with respect to persons known by the Company to be beneficial owners of more than five percent of either the Company’s Class A Common Stock or the Company’s Class B Common Stock, as well as beneficial ownership of such classes of Common Stock by the executive officers and Directors of the Company, and all executive officers and Directors as a group.  The persons named in the table have sole voting and investment power with respect to all shares beneficially owned, unless otherwise indicated.

	Class A Common Stock Beneficially Owned(1)		Class B Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percentage	Number of Shares	Percentage
Alfred G. Scheid(3)	1,627,189	44.4	1,627,189	53.0
Scott D. Scheid(4)	312,093	13.3	292,093	9.5
Heidi M. Scheid(5)	357,093	14.9	337,093	11.0
Kurt J. Gollnick(6)	227,108	10.0	207,108	6.7
Michael S. Thomsen(7)	10,000	*	0	0.0
John L. Crary(7)	25,000	1.2	0	0.0
Robert P. Hartzell(7)(8)	25,000	1.2	0	0.0
Emily K. Liberty(9)	254,066	11.1	264,066	8.3
Tyler P. Scheid	259,066	11.3	259,066	8.4
Advisory Research, Inc.(10)	325,432	16.0	0	0.0
Dimensional Fund Advisors Inc.(11)	141,100	6.9	0	0.0
All executive officers and Directors as a group (6 persons)	2,583,483	56.1	2,463,483	80.3

*              Less than one percent.

(1)           Except in the cases of Advisory Research, Inc. and Dimensional Fund Advisors Inc. (the “Institutional Holders”) and for certain stock options exercisable for shares of Class A Common Stock as described in notes 4 through 6 below, all shares of Class A Common Stock reflected as beneficially owned by each person named in this table represent shares issuable upon conversion of the beneficial holder’s shares of Class B Common Stock.  Beneficial ownership and the percentages of the Class A Common Stock and Class B Common Stock outstanding have been determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  Any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after May 6, 2005 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.  In the case of the Institutional Holders, the stockholdings reported reflect data set forth in the latest Schedule 13G furnished to the Company by the respective Institutional Holder or filed with the Securities and Exchange Commission.

(2)           The address of each of the persons named in this table, other than the Institutional Holders, is c/o Scheid Vineyards Inc., 305 Hilltown Road, Salinas, California 93908.  The addresses of the Institutional Holders are set forth in notes 10 and 11 below.  Scott D. Scheid, Heidi M. Scheid, Emily K. Liberty and Tyler P. Scheid are children of Alfred G. Scheid.

(3)           Owned by Alfred G. Scheid as Trustee of the Alfred G. Scheid Revocable Trust dated October 8, 1992.  Does not include 100,000 shares of Class B Common Stock owned by a revocable trust of which Mr. Scheid’s wife is the sole trustee and over which Mr. Scheid does not have any voting power or investment power.  Mr. Scheid disclaims beneficial ownership of the shares beneficially owned by his wife’s trust.

(4)           Includes 280,093 shares of Class B Common Stock owned by Scott D. Scheid and 12,000 shares of Class B Common Stock owned by trusts for the benefit of the children of Heidi M. Scheid, of which Mr. Scheid is a co-trustee together with Heidi M. Scheid.  Class A shareholdings includes 20,000 shares that may be acquired upon the exercise of options granted under the Plan that are currently exercisable or that will become exercisable within 60 days of the record date.  Does not include 1,000 shares of Class B Common Stock owned by Scott D. Scheid’s wife, Nancy B. Scheid, and over which Scott D. Scheid does not have any voting power or investment power.  Scott D. Scheid disclaims beneficial ownership of the shares beneficially owned by his wife.

(5)           Includes 325,093 shares of Class B Common Stock owned by Heidi M. Scheid and 12,000 shares of Class B Common Stock owned by trusts for the benefit of the children of Ms. Scheid, of which Ms. Scheid is a co-trustee together with Scott D. Scheid.  Class A shareholdings includes 20,000 shares that may be acquired upon the exercise of options granted under the Plan that are currently exercisable or that will become exercisable within 60 days of the record date.  Does not include 1,000 shares of Class B Common Stock owned by Ms. Scheid’s husband and over which Ms. Scheid does not have any voting power or investment power.  Ms. Scheid disclaims beneficial ownership of the shares beneficially owned by her husband.

(6)           Class A shareholdings also include 20,000 shares that may be acquired upon the exercise of options granted under the Plan that are currently exercisable or that will become exercisable within 60 days of the record date.  Does not include 1,000 shares of Class B Common Stock owned by Mr. Gollnick’s wife and over which Mr. Gollnick does not have any voting power or investment power.  Mr. Gollnick disclaims beneficial ownership of the shares beneficially owned by his wife.

(7)           Represents shares that may be acquired upon the exercise of options granted under the Plan that are currently exercisable or that will become exercisable within 60 days of the record date.

(8)           Does not include 600 shares of Class B Common Stock owned by Mr. Hartzell’s wife and over which Mr. Hartzell does not have any voting power or investment power.  Mr. Hartzell disclaims beneficial ownership of the shares beneficially owned by his wife.

(9)           Does not include 100 shares of Class B Common Stock owned by Ms. Liberty’s husband and over which Ms. Liberty does not have any voting power or investment power.  Ms. Liberty disclaims beneficial ownership of the shares beneficially owned by her husband.

(10)         Advisory Research, Inc. (“Advisory”) is an investment advisor.  The address of Advisory is 180 North Stetson St., Suite 5500, Chicago, IL 60601.

(11)         Dimensional Fund Advisors Inc. (“Dimensional”) is an investment advisor, and serves as investment manager to certain commingled group trusts and separate accounts.  The address for Dimensional is 1299 Ocean Park Avenue, 11th Floor, Santa Monica, CA 90401.

Agreement Among Class B Stockholders

The holders of the outstanding shares of Class B Common Stock and the Company are parties to an Amended and Restated Buy-Sell Agreement (the “Buy-Sell Agreement”).  Pursuant to the Buy-Sell Agreement, no holder of shares of Class B Common Stock other than Alfred G. Scheid may, with limited exceptions, transfer Class B Common Stock or convert Class B Common Stock into Class A Common Stock without first offering such stock, in a specified order, to the Company, Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid.  The Buy-Sell Agreement applies to a broad range of transfers and dispositions other than transfers to (i) the Company, (ii) certain other Class B stockholders, (iii) a current or former spouse or direct lineal descendant of any Class B stockholder including, without limitation, adopted persons (if adopted during minority) and persons born out of wedlock, and excluding foster children and stepchildren, (iv) a trust under which all of the beneficiaries are persons described in clauses (ii) or (iii) above, and (v) a corporation, partnership or limited liability company, all of the equity interests of which are owned by persons or entities described in clauses (i), (ii), (iii) and (iv) above or corporations, partnerships and limited liability companies described in this clause (v).  The Buy-Sell Agreement also grants an option, exercisable in a specified order, to the Company, Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid, to purchase the shares of Class B Common Stock held by certain Class B stockholders at specified prices upon (A) the death of such Class B Stockholder, (B) the entry or imposition of certain judgments, levies or attachments affecting the shares of Class B Common Stock held by such stockholder, (C) certain bankruptcy or insolvency events affecting such stockholder or (D) in the case of Kurt J. Gollnick, the termination of his employment with the Company.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation of Named Executive Officers

The following table sets forth information concerning the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002.   The “Named Executive Officers” include (i) each person who served as Chief Executive Officer during 2004 (one person), (ii) each person who (a) served as an executive officer at December 31, 2004, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during 2004 and (c) earned total annual salary and bonus compensation in 2004 in excess of $100,000 (four persons), and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 2004 (no persons).

	Annual Compensation(1)				Long-Term Compensation
				Other	Shares
				Annual	Underlying	All Other
Name and Capacity in Which	Fiscal	Salary	Bonus	Compensation	Options/SARs	Compensation
Served	Year	($)(2)	($)	($)(3)	(#)(4)	($)(5)(6)(7)
Alfred G. Scheid	2004	$375,000	$0	—	0	$265,450
Chairman of the Board	2003	$375,000	$0	—	0	$0
	2002	$375,000	$0	—	0	$118,138

Scott D. Scheid	2004	$260,000	$100,000	—	0	$6,125
President and Chief Executive	2003	$260,000	$125,000	—	0	$6,000
Officer	2002	$250,000	$90,000	—	0	$5,000

Heidi M. Scheid	2004	$180,000	$60,000	—	0	$5,400
Senior Vice President, Treasurer	2003	$165,000	$65,000	—	0	$4,950
and Secretary	2002	$150,000	$50,000	—	0	$4,500

Kurt J. Gollnick	2004	$240,000	$125,000	—	0	$6,112
Senior Vice President and Chief	2003	$240,000	$150,000	—	0	$6,000
Operating Officer	2002	$210,000	$90,000	—	0	$5,000

Michael S. Thomsen	2004	$180,000	$40,000	—	0	$5,400
Chief Financial Officer	2003	$175,000	$40,000	—	0	$5,250
	2002	$170,000	$40,000	—	0	$5,100

(1)           Amounts shown include cash compensation earned for the periods reported whether paid or accrued in such periods.

(2)           As of May 6, 2005, the annual salary levels for the Named Executive Officers were: Alfred G. Scheid ($375,000); Scott D. Scheid ($275,000); Heidi M. Scheid ($185,000); Kurt J. Gollnick ($260,000); and Michael S. Thomsen ($185,000).

(3)           During each of 2004, 2003 and 2002, the Named Executive Officers received personal benefits, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.

(4)           The Named Executive Officers did not receive any restricted stock awards or long-term incentive plan payouts in 2004, 2003 or 2002.

(5)           Except as described in note 6, all amounts in this column represent matching contributions under the Company’s 401(k) plan.   In the case of Alfred G. Scheid, matching contributions in 2002 were $3,438.

(6)           In the case of Alfred G. Scheid, includes $265,450 in 2004, representing benefits received under a $5,990,000 term life insurance policy the beneficiary of which is a trust, the trustees of which include Scott D. Scheid and Heidi M. Scheid, each of whom is an executive officer and Director of the Company and a child of Alfred G. Scheid.

(7)           In the case of Alfred G. Scheid, includes $114,700 in 2002, representing benefits received under a split dollar life insurance trust arrangement pursuant to which Alfred G. Scheid was entitled to designate the beneficiary of a $4,500,000 life insurance policy and the Company was obligated to advance a portion of the premiums.  The owner of the insurance policy was a trust, the trustees of which include Scott D. Scheid and Heidi M. Scheid, each of whom is an executive officer and Director of the Company and a child of Alfred G. Scheid.  Advances by the Company were required to be repaid out of the surrender proceeds or death benefits payable under the policy.   The amount of the benefits received in each year represented (i) the premiums payable by the Company during the year ($114,700 in 2002) plus (ii) the proportionate amount, if any, of the excess of the actuarially projected cash surrender value of the policy at the end of such year over the aggregate amount of premiums advanced by the Company through such year ($0 at December 31, 2002).  Such proportionate amount was measured by the time-weighted compounded returns on the premiums advanced by each of the Company and the policy owner, and assumed a constant rate of return from inception of the policy.  This policy was cancelled in 2004.

Option Grants

No stock options or stock appreciation rights were granted to the Named Executive Officers during fiscal 2004.

Option Exercises and Holdings

The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during fiscal 2004 and the value of unexercised options held as of the end of the year.  The Company has never granted stock appreciation rights.

AGGREGATED OPTION EXERCISES
AND FISCAL 2004 YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Unexercised Securities Underlying Options at		Value of Unexercised In-the-Money Options
			Fiscal Year End(#)		at Fiscal Year End($)(1)
			Unexercisable	Exercisable	Unexercisable	Exercisable
Alfred G. Scheid	0	$0	0	0	—	—
Scott D. Scheid	0	$0	0	20,000	$0	$0
Heidi M. Scheid	0	$0	0	20,000	$0	$0
Kurt J. Gollnick	0	$0	0	20,000	$0	$39,000
Michael S. Thomsen	0	$0	0	10,000	$0	$19,500

(1)           The values of unexercised in-the-money options have been determined based on the per share closing price of the Company’s Common Stock as reported on the Nasdaq National Market on December 31, 2004 ($5.950).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options under the Company’s existing equity compensation plan as of December 31, 2004.

(a)	(b)	(c)	(d)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b)

Equity compensation plans approved by security holders	None	n/a	n/a
Equity compensation plans not approved by security holders (1)	175,125	$6.12	23,687
Total	175,125	$6.12	23,687

(1)           Issued under the 1997 Stock Option Plan

Some of the principal features of the 1997 Stock Option Plan, also referred to as the 1997 Plan, are summarized below, but the summary is qualified in its entirety by the full text of the 1997 Plan.  Stockholder approval of the 1997 Plan was not required.

The Board of Directors of the Company adopted the 1997 Plan in July 1997, authorizing the issuance of qualified or non-qualified stock options to directors, officers, employees, consultants and others to purchase up to 200,000 shares of the Company’s Class A Common Stock at prices equal to the fair value of the Company’s stock at the date of grant.  Options granted to date under the Plan vest one-quarter each year, beginning one year after the grant date or a specified vesting commencement date and expire ten years after the earlier of the grant date and the vesting commencement date.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

The Company has employment agreements with each of Alfred G. Scheid, Heidi M. Scheid and Kurt J. Gollnick which provided for an initial term of three years beginning on July 19, 1997, except for Alfred G. Scheid, whose employment agreement had an initial term of one year.  The term of each of these employment agreements has an automatic one-year renewal if either party has not given written notice of termination at least three months prior to the expiration of the term.  Under their respective employment agreements, Alfred G. Scheid, Heidi M. Scheid and Kurt J. Gollnick are currently entitled to annual base salaries of $375,000, $185,000 and $260,000, respectively.  The Company may terminate each Employee’s employment at any time with or without cause, and no severance payment obligations are provided.

The base salary under each of the above employment agreements is subject to upward adjustment, and each employee is eligible for bonus compensation pursuant to bonus arrangements, as determined by the Board of Directors upon the recommendation of the Compensation Committee.

A Buy-Sell Agreement among the Company and the holders of Class B Common Stock provides, among other things, that the shares of Class B Common Stock held by Mr. Gollnick (currently 207,108 shares) are purchasable at the option first of the Company, next of Alfred G. Scheid if the Company does not exercise such option, and thereafter of Scott D. Scheid and Heidi M. Scheid if the Company and Alfred G. Scheid do not exercise such options, if Mr. Gollnick’s employment with the Company terminates for any reason.  See “Security Ownership of Certain Beneficial Owners and Management—Agreement Among Class B Stockholders”.  If such termination is for “cause” (as defined), the per share purchase price for Mr. Gollnick’s shares of Class B Common Stock will be equal to the price per share he paid for such shares, and if such termination occurs for any other reason or under any other circumstances, or upon the death of Mr. Gollnick, the per share purchase price will be the weighted average trading price of the Class A Common Stock for the immediately preceding 20 trading days on which such Class A Common Stock actually was traded.

The outstanding stock options exercisable for shares of Class A Common Stock of the Company that have been granted under the Plan, including those granted to the Directors and Named Executive Officers, provide for accelerated vesting in connection with certain corporate transactions involving certain changes in control of the Company unless the options are assumed, or replaced with comparable options or a cash incentive program, by the successor corporation.  In addition, the stock options that have been granted to the Named Executive Officers provide for immediate acceleration of these options upon an “involuntary termination” of employment occurring within 18 months of a “change in control.”   In the event of such an acceleration, the options will remain exercisable until the earlier of the expiration date specified in the option grant and one year after the date of involuntary termination.  For purposes of these provisions: an “involuntary termination” means, generally, termination by the Company other than for “misconduct” (as defined) or termination by the employee following an involuntary material change in position and responsibility, an involuntary reduction in compensation by more than 15% or an involuntary relocation by more than 50 miles; and a “change in control” means, generally, the acquisition of securities representing a majority of the voting power of the Company other than by the Company and its affiliates, a change in a majority of the Board of Directors over a period of 36 months or less involving new Directors that have not been elected or nominated by the other Directors or a change in ownership of securities representing more than a majority of the voting power of certain subsidiaries of the Company.

The Company has entered into agreements to provide indemnification for the Company’s Directors and certain officers in addition to the indemnification provided for in the Company’s Bylaws.  These agreements, among other things, will indemnify the Company’s Directors and certain officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys’ fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such persons’ service as Directors or officers of the Company or an affiliate of the Company.  These agreements provide for the advancement of expenses incurred in defending a claim prior to resolution of the merits of the claim.  These agreements also require the Company to maintain directors and officers liability insurance.  The Employment Agreements impose similar indemnification obligations on the Company. There is no pending litigation or proceeding involving a Director, officer, employee or agent of the Company, and the Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CERTAIN TRANSACTIONS

Conversion of Shares

During the year ended December 31, 2004, the following Class B Common Shares were converted to Class A Common shares:

Name	Number of Shares
Alfred G. Scheid	22,400
Scott D. Scheid	55,000
Heidi M. Scheid	20,000
Kurt J. Gollnick	20,000
Emily K. Liberty	10,000
Nancy B. Scheid	10,000
Total	137,400

Future Transactions

The Company does not have any current intentions to enter into any future transactions with related parties with respect to the acquisition or development of additional vineyard or other properties.  The Company has adopted a policy requiring future transactions with affiliates to be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

FORM 10-KSB

SVI will furnish without charge to each stockholder, upon written request addressed to SVI, c/o Chief Financial Officer, 305 Hilltown Road, Salinas, California 93908, an additional copy of its Annual Report on Form 10-KSB for the year ended December 31, 2004 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission.  The Company will provide a copy of the exhibits to its Annual Report on Form 10-KSB for the year ended December 31, 2004 upon the written request of any beneficial owner of the Company’s securities as of the record date for the Annual Meeting and reimbursement of the Company’s reasonable expenses.  Such request should be addressed to SVI, c/o Chief Financial Officer, at the above address.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2006 Annual Meeting of Stockholders must be submitted to SVI at its principal executive offices sufficiently far in advance so that it is received by SVI not later than February 3, 2006.

OTHER MATTERS

The Company’s independent accountants for the fiscal year ended December 31, 2004 were Moss Adams LLP, which firm is expected to be appointed to serve in such capacity for the current year.  A representative of Moss Adams, LLP is not expected to be present at the meeting.

Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting.  However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

The Annual Report on Form 10-KSB of SVI for the fiscal year ended December 31, 2004 accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

PLEASE COMPLETE, SIGN AND RETURN

THE ENCLOSED PROXY PROMPTLY

SCHEID VINEYARDS INC.

By order of the Board of Directors

/s/ ALFRED G. SCHEID

Alfred G. Scheid
Chairman of the Board

Salinas, California
May 16, 2005

REVOCABLE PROXY FOR CLASS A COMMON STOCK

SCHEID VINEYARDS INC.
ANNUAL MEETING OF STOCKHOLDERS — JUNE 9, 2005

The undersigned stockholder(s) of Scheid Vineyards Inc. (the “Company”) hereby nominates, constitutes and appoints Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Class A Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s sales office located at 373 Healdsburg Avenue, Healdsburg, California 95448, at 11:00 a.m. (Pacific Daylight Time) on June 9, 2005, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. PROPOSAL NO. 1 Election of Directors	☐ AUTHORITY GIVEN to vote for the nominees listed below (except as indicated to the contrary below).	☐ WITHHOLD AUTHORITY to vote for the nominees.

(INSTRUCTIONS:  To withhold authority to vote for any nominee, strike a line through such nominee’s name below.)

John L. Crary	Robert. P. Hartzell

2.                                       To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof.  Management currently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.  PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR THE ELECTION OF DIRECTORS.  THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “AUTHORITY GIVEN” FOR THE ELECTION OF DIRECTORS UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Dated:	, 2005

(Please print name)

(Signature of Class A Stockholder)

(Please print name)

(Signature of Class A Stockholder)

Please date this Proxy and sign your name as it appears on your stock certificates. (Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign).

I do ☐ do not ☐ expect to attend the Meeting.

Number of Persons: